FOURTH AMENDMENT TO MINERAL LEASE WITH OPTION TO PURCHASE

THIS FOURTH AMENDMENT to that Mineral Lease Agreement with Option to Purchase dated February 19, 1991 is executed this 31st day of July, 1996 between H, Walter Schull, Manager, and Mireille Schull, Owner, (hereinafter referred to as "Lessor"), and Great Basin Exploration & Mining Co., Inc., a Nevada corporation (hereinafter referred to as "Lessee").

                                    RECITALS

A. Lessor and Lessee are parties to the following:

     "MINERAL LEASE AGREEMENT WITH OPTION TO PURCHASE Coal Canyon Property" dated February 19, 1991 (hereinafter referred to as the "Mineral Lease Agreement").

     "AMENDMENT OF LEASE" dated January 13, 1991 (hereinafter referred to as the "First Amendment").

     "SECOND AMENDMENT TO MINERAL LEASE AGREEMENT WITH OPTION TO PURCHASE Coal Canyon Property" dated May 17, 1994 (hereinafter referred to as the "Second Amendment"),

     "THIRD AMENDMENT TO MINERAL LEASE WITH OPTION TO PURCHASE Coal Canyon Property, Eureka County, Nevada" entered the 15th day of February, 1996 (hereinafter referred to as the "Third Amendment").

     (the foregoing Mineral Lease Agreement, First Amendment, Second Amendment and Third Amendment hereinafter collectively referred to as the "Mineral Lease Agreement as Amended").

B. Lessor and Lessee desire to further amend the Mineral Lease Agreement as Amended.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual benefits to be derived, Lessor and Lessee agree as follows:

     1. The last sentence of the first paragraph of Section 3 of the Mineral Lease Agreement is hereby revised to read as follows:

     "Any and all payments made by LESSEE to LESSOR pursuant to Section 5 hereof, and all costs, if any, incurred by LESSEE for which LESSOR is liable pursuant to paragraph b of Section 7 hereof shall be credited against the purchase price."

     2. The last sentence of paragraph b of Section 5 of the Mineral Lease Agreement is hereby amended to read:

     "The term 'Gross Returns" in any calendar quarter shall mean the amount of earned revenues payable to LESSEE by any smelter, refinery, or other arm's length purchaser of any and all Mineral Substances from the Premises, less any smelting and sampling charges charged to LESSEE by said purchaser."

     3. Paragraph d of Section 5 of the Mineral Lease Agreement is hereby amended to read:

     "d. Adjustment for Inflation - The purchase price as set forth in Section 3 shall be subject to escalation based upon the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor. The applicable amount due LESSOR shall be multiplied by a percentage equal to 100, plus the percentage increase in the Consumer Index from the effective date of the Agreement, to the date of the close of the calendar quarter during which the applicable payment is due."

     4. Section 1 of the First Amendment and Section 1 of the Third Amendment are hereby deleted and paragraph a of Section 5 of the Mineral Lease Agreement is hereby amended to read as follows:

     "A. Rental - Subject to LESSEE's right to terminate this Agreement, LESSEE shall pay to LESSOR rental in the following amounts:

                 $15,000.00              on or before March 18, 1991,
                 $15,000.00              on or before October 1, 1991,
                 $30,000.00              between January 1 and January 15, 1992,
                 $20,000.00              between January 1 and January 15, 1993,
                 $20,000.00              between January 1 and January 15, 1994,
                 $20,000.00              between January 1 and January 15, 1995,
                                         and of each year  thereafter  while the
                                         Mineral Lease  Agreement as Amended  is
                                         in effect.

           LESSEE's obligation to make the rental payments shall terminate upon the earlier of the commencement of payment of production royalties or upon its exercise of the option to purchase the Premises, and all rental payments to LESSOR shall be credited against the purchase price as calculated in Section 3."

     5. Sction 2 of the first Amendment is hereby deleted and LESSOR and LESSEE agree that Paragraph d of Section 9 of the Mineral Lease Agreement shall apply only while federal or state law requires annual assessment work to be performed on the Premises. When annual assessment is not required and the payment of holding, rental or filing fees and filing of documents to federal state or county offices or agencies is required, LESSEE will pay such fees and make such filings on or prior to the date such payments and filings are required.

           If the Mineral Lease Agreement is hereafter terminated by either party, pursuant to Section 10 thereof, no further assessment work or filings or payment of fees will be required by LESSEE.

     6. Section 2 of the Third Amendment is hereby revised to read as follows:

           "The Mineral Lease Agreement As Amended is hereby amended to effect a work commitment by LESSEE of $100,000.00 to be spent between January 1, 1996 and December 31, 1996 and $200,000.00 to be spent between January 1, 1997 and
December  31,  1997 and each  year  thereafter.  The  yearly  work  expenditures qualified as fulfilling the work commitment shall be limited to all costs incurred in actual work on the Coal Canyon Mineral prospect in drilling, trenching, excavation, mining, road building, surveying, mapping, and geological, geochemical and geophysical programs conducted on the Coal Canyon Mineral Prospect as well as assaying and metallurgical testing of ores extracted from the Coal Canyon Mineral Prospect which may be conducted at appropriate facilities off the Coal Canyon Mineral Prospect. Expenditures shall include wages and salaries paid to engineers, geologists, laborers and technicians for actual time spent in exploration, development and mining of the Coal Canyon Mineral Prospect. Direct overhead, such as lodging, meals and travel expenses (but expressly excluding any charge for office or administrative expenses) shall be limited to ten percent (10%) of the yearly work requirement. Any work expenditures in excess of the work commitment in any calendar year shall he applied to the work commitment for the following calendar year. The said work commitments shall terminate in the event the Mineral Lease Agreement As Amended is terminated."

     7. Except as specifically amended in this Fourth Amendment, the Mineral Lease Agreement As Amended remains in full force and effect. LESSOR and LESSEE certify that the Mineral Lease Agreement As Amended is in good standing and in full force and effect, LESSEE is not in default in any of the terms of the Mineral Lease Agreement As Amended and LESSOR and LESSEE know of no circumstances presently existing that would cause LESSEE to be in default.

     8. All denominations of money in the Mineral Lease Agreement As Amended are in United States currency.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to the Mineral Lease Agreement as of the date first above written.

LESSEE                                       LESSOR

GREAT BASIN EXPLORATION &
MINING CO., INC.

By      George Beattie                       H. Walter Schull
   -----------------------------             -----------------------------
   Title    President                        Manager
     13 Aug. 1996                            July 31, 1996


STATE OF NEVADA    }
                        } ss
COUNTY OF WASHOE   }

The foregoing instrument was acknowledged before me on this ---- day of------ , 1996 by ----------------------------------, ------------------ of Great Basin
Exploration & Mining Co., Inc., a Nevada corporation, on behalf of the Corporation.

---------------------------------
My Commission Expires:
        Notary Public




STATE OF NEVADA     }
                         } ss
COUNTY OF WASHOE    }

The foregoing instrument was acknowledged before me on this ---- day of -------, 1996 by H. Walter Schull who acknowledged that he executed the within instrument for the purposes contained herein.


-----------------------------------
My Commission Expires:
        Notary Public